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As filed with the Securities and Exchange Commission on August 17, 2001

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Walt Disney Company Disney Capital Trust I Disney Capital Trust II Disney Capital Trust III	Delaware Delaware Delaware Delaware	95-4545390 51-6522998 51-6522999 51-6523000
(Name of Registrant)	(State of incorporation or organization)	(I.R.S. Employer Identification Numbers)

500 South Buena Vista Street Burbank, California 91521
(818) 560-1000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

DAVID K. THOMPSON
Senior Vice President—Assistant General Counsel
The Walt Disney Company
500 South Buena Vista Street, Burbank, California 91521
(818) 560-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

MORTON A. PIERCE
GLENN R. POLLNER
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /x/

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)

Debt Securities(5)	(2)	—	(2)	(2)

Preferred Stock(5)	(2)	—	(2)	(2)

Depositary Shares(6)	(2)	—	(2)	(2)

Common Stock(5)	(2)	—	(2)	(2)

Warrants(5)	(2)	—	(2)	(2)

Trust Preferred Securities and Related Guarantees(7)	(2)	—	(2)	(2)

Purchase Contracts(5)	(2)	—	(2)	(2)

Units(5)	(2)	—	(2)	(2)

Total(8)	$7,500,000,000	—	$7,500,000,000	$1,606,750

(See footnotes on next page)

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Footnotes from previous page)

(1)
In United States dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). The aggregate initial offering price of the above-referenced securities (collectively, the "Securities") registered hereby will not exceed $7,500,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any Preferred Stock or Trust Preferred Securities, the issue price of any Common Stock, the issue price of any Warrants (but not the exercise price of any Securities issuable upon the exercise of such Warrants), the issue price of any Purchase Contracts and the issue price of any Units.

(2)
Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").

(3)
No separate consideration will be received for (a) any Depositary Shares representing shares of Preferred Stock, or (b) any Debt Securities, Preferred Stock, Common Stock or other securities that may be issuable upon conversion of or in exchange for convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416).

(4)
Calculated pursuant to Rule 457(o) under the Securities Act. See Note (8).

(5)
Includes such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock, such indeterminate number of shares of Common Stock, such indeterminate number of Warrants, such indeterminate number of Purchase Contracts, such indeterminate number of Units, and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement.

(6)
Includes such indeterminate number of Depositary Shares as may be evidenced by Depositary Receipts issued pursuant to one or more Deposit Agreements. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interest and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement.

(7)
Includes such indeterminate number of Trust Preferred Securities of Disney Capital Trust I, Disney Capital Trust II and Disney Capital Trust III (each, a "Trust" and, collectively, the "Trusts"), and such indeterminate principal amount of Debt Securities of The Walt Disney Company ("Disney") as from time to time may be issued in connection therewith at indeterminate prices. Debt Securities may be issued and sold to any Trust, in which event such Debt Securities may later be distributed to the holders of Trust Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof. Also includes the rights of holders of the Trust Preferred Securities under any Guarantees and certain back-up undertakings comprised of the obligations of Disney to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Trust Preferred Securities) and such obligations of Disney as set forth in the Trust Agreement of each Trust and the Indenture relating to the related Debt Securities, in each case as further described in the Prospectus forming a part of this Registration Statement. The Guarantees, when taken together with Disney's obligations under the related Debt Securities, the related Indenture and the Trust Agreement, will provide a full and unconditional guarantee by Disney of payments due on the Trust Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(8)
The $7,500,000,000 of Securities offered hereby is comprised of $1,073,000,000 of securities registered pursuant to Registration Statement No. 333-52659 initially filed May 14, 1998 and included herein under Rule 429, for which the filing fee was previously paid, and $6,427,000,000 registered hereby. Accordingly, the filing fee paid herewith is $1,606,750 ($6,427,000,000 multiplied by .00025). In the event any of such previously registered securities are offered prior to the effective date of this Registration Statement, they will not be included in the Prospectus constituting a part hereof.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE WALT DISNEY COMPANY NOR ANY DISNEY CAPITAL TRUST MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

THE WALT DISNEY COMPANY

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

DISNEY CAPITAL TRUST I
DISNEY CAPITAL TRUST II
DISNEY CAPITAL TRUST III

TRUST PREFERRED SECURITIES

    We or, as applicable, the Disney Capital Trusts may offer from time to time the following types of securities:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  trust preferred securities issued by one of the Disney Capital Trusts;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

    The securities will have an aggregate initial offering price of up to $7,500,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

    Our common stock is traded on the New York Stock Exchange under the symbol "DIS."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

    This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is            , 2001.

TABLE OF CONTENTS

Forward-Looking Information	3
Our Company	4
The Disney Capital Trusts	5
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	6
General Description of Securities that We May Sell	6
Description of Debt Securities	7
Description of Preferred Stock	19
Description of Depositary Shares	22
Description of Common Stock	25
Description of Warrants	27
Description of Trust Preferred Securities	29
Description of Purchase Contracts	47
Description of Units	47
Plan of Distribution	47
Where You Can Find More Information	49
Legal Matters	50
Experts	50

    We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

    Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").

FORWARD-LOOKING INFORMATION

    The Private Securities Litigation Reform Act of 1995, or the Reform Act, provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission and in reports to our stockholders. Our management believes that all statements that express expectations and projections with respect to future matters, including further restructuring or strategic initiatives and actions relating to our strategic sourcing initiative, as well as from developments beyond our control including changes in global economic conditions that may, among other things, affect the international performance of our theatrical and home video releases, television programming and consumer products and, in addition, uncertainties associated with the Internet; the launching or prospective development of new business initiatives and the introduction of the euro; are forward-looking statements within the meaning of the Reform Act. These statements are made on the basis of our management's views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that management's expectations will necessarily come to pass.

    For an enterprise as large and complex as ours, a wide range of factors could materially affect future developments and performance, including the following:

  •
  changes in company-wide or business-unit strategies, which may result in changes in the types or mix of businesses in which we are involved or choose to invest;

  •
  changes in United States, global or regional economic conditions, which may affect attendance and spending at our theme parks and resorts, purchases of Disney-licensed consumer products and the performance of our broadcasting and motion picture operations;

  •
  changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

  •
  increased competitive pressures, both domestically and internationally, which may, among other things, affect the performance of our theme parks, resorts and regional entertainment operations and lead to increased expenses in such areas as television programming acquisition and motion picture production and marketing;

  •
  legal and regulatory developments that may affect particular business units, such as regulatory actions affecting environmental activities, consumer products, broadcasting or Internet activities or the protection of intellectual properties, the imposition by foreign countries of trade restrictions or motion picture or television content requirements or quotas, and changes in international tax laws or currency controls;

  •
  adverse weather conditions or natural disasters, such as hurricanes and earthquakes, which may, among other things, impair performance at our parks and resorts;

  •
  technological developments that may affect the distribution of our creative products or create new risks to our ability to protect our intellectual property;

  •
  labor disputes, which may lead to increased costs or disruption of operations in any of our business units; and

  •
  changing public and consumer taste, which may affect our entertainment, broadcasting and consumer products businesses.

    This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

OUR COMPANY

    We, or Disney, together with our subsidiaries, are a diversified worldwide entertainment company with operations in five business segments: Media Networks, Parks & Resorts, Studio Entertainment, Consumer Products and the Internet Group. References in this section of the prospectus to "Disney" include us and our subsidiaries. To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled "Where You Can Find More Information."

    Our principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and our telephone number is (818) 560-1000.

Media Networks

    Disney operates the ABC Television Network, which has affiliated stations providing coverage to United States television households. Disney also owns television and radio stations, most of which are affiliated with either the ABC Television Network or the ABC Radio Networks. Disney's cable and international broadcast operations are principally involved in the production and distribution of cable television programming, the licensing of programming to domestic and international markets and investing in foreign television broadcasting, production and distribution entities. Primary cable programming services, which operate through consolidated subsidiary companies, are ESPN-branded networks, the Disney Channel, Disney Channel International and Soapnet. Other programming services that operate through joint ventures, and are accounted for under the equity method, include A&E Television Networks, Lifetime Entertainment Services and E! Entertainment Television. Disney also produces original television programming for network, first-run syndication, pay and international syndication markets.

Parks & Resorts

    Disney operates the Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes the Magic Kingdom, Epcot, Disney-MGM Studios and Disney's Animal Kingdom, twelve resort hotels and a complex of villas and suites, a retail, dining and entertainment complex, a sports complex, conference centers, campgrounds, golf courses, water parks and other recreational facilities. The Disneyland Resort includes the Disneyland Park, Disney's California Adventure, the Disneyland Hotel, Disney's Paradise Pier Hotel and Disney's Grand Californian Hotel. In addition, Disney Cruise Line is operated out of Port Canaveral, Florida. Disney also designs, develops and operates sports themed entertainment venues operating under the name, ESPN Zone. Disney earns royalties on revenues generated by the Tokyo Disneyland theme park and an associated Disney-branded hotel near Tokyo, Japan, which are owned and operated by an unrelated Japanese corporation. Disney also has an investment in Euro Disney S.C.A., or Euro Disney, a publicly held French entity that operates Disneyland Paris and earns royalties on Disneyland Paris revenues and also receives management fees from Euro Disney. Disney's Walt Disney Imagineering unit designs and develops new theme park concepts and attractions, as well as resort properties. Disney also manages and markets vacation ownership interests in the Disney Vacation Club. Included in Parks & Resorts are Disney's National Hockey League franchise, the Mighty Ducks of Anaheim, and the Anaheim Angels, a Major League Baseball team.

Studio Entertainment

    Disney produces and acquires live-action and animated motion pictures for distribution to the theatrical, home video and television markets. Disney also produces original animated television programming for network, first-run syndication, pay and international syndication markets, stage plays and musical recordings. Disney distributes these products through its own distribution and marketing companies in the United States and most foreign markets.

Consumer Products

    Disney licenses the name "Walt Disney," as well as its characters, visual and literary properties, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. Disney also engages in direct retail distribution principally through the Disney Stores and the Disney Catalog, and produces books and magazines for the general public in the United States and Europe. In addition, Disney produces audio and computer software products for the entertainment market, as well as film, video and computer software products for the educational marketplace.

Internet Group

    The Walt Disney Internet Group, referred to as the Internet Group, operates many of Disney's Internet businesses. The Internet Group develops, publishes and distributes content for online services intended to appeal to broad consumer interest in sports, news, family and entertainment. In addition, the Internet Group licenses certain premium subscription content, localized and translated into various languages, to international service providers. Web sites and products include ABC.com, ABCNEWS.com, Disney.com, ESPN.com, Family.com, Movies.com, Mr. Showbiz, Wall of Sound and Enhanced TV. Additionally, the Internet Group manages commerce Web sites which include DisneyVacations.com and Disneyauctions.com.

THE DISNEY CAPITAL TRUSTS

    Each of Disney Capital Trust I, Disney Capital Trust II and Disney Capital Trust III is a statutory business trust newly formed under Delaware law by us, as sponsor of each of the trusts, and Wilmington Trust Company, as trustee in the State of Delaware pursuant to the Delaware Business Trust Act. The trusts have been formed solely:

  •
  for the possible sale of one or more series of trust preferred securities under this prospectus and the sale of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

  •
  to purchase our junior subordinated debt securities with the proceeds of any sale of their securities; and

  •
  to engage in related activities.

    The principal office of each of the trusts is c/o The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

USE OF PROCEEDS

    Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

    These general corporate purposes may include, among others:

  •
  to reduce our short-term indebtedness;

  •
  to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

  •
  to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

    The Disney Capital Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended June 30,		Year Ended September 30,
	2001	2000	2000	1999	1998	1997	1996
Ratio of earnings to fixed charges(1)(2)	2.8X	4.1X	3.8X	3.9X	4.6X	4.6X	4.4X

(1)
For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes, the following: fixed charges, excluding capitalized interest, losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments and amortization of capitalized interest. Fixed charges consist of interest on borrowings, that portion of rental expense that approximates interest and amortized debt expense, if any.

(2)
Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

GENERAL DESCRIPTION OF SECURITIES THAT WE OR THE TRUSTS MAY SELL

    We or, as applicable, the Disney Capital Trusts directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $7,500,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  trust preferred securities issued by one of the Disney Capital Trusts;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

    We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities, preferred stock and/or trust preferred securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

    We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

    Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

    The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see "Where You Can Find More Information" in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "Disney," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

    The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

    We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

    The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

  •
  the title of the series of debt securities;

  •
  any limit on the aggregate principal amount of debt securities of the series;

  •
  whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

  •
  any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

  •
  the price or prices at which the debt securities of the series will be issued;

  •
  whether the debt securities of the series will be senior debt securities or subordinated debt securities;

  •
  the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest;

  •
  the manner in which, and the person to whom, any interest on any bearer securities of the series, will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

  •
  the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

  •
  the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

  •
  our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

  •
  our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

  •
  if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder who is a United States alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

  •
  whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

  •
  whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

  •
  whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

  •
  any special United States federal income tax considerations applicable to the debt securities of the series; and

  •
  any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

    The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

    Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

    The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

    For a description of additional provisions that may be applicable to junior subordinated debt securities that we may issue in connection with an offering of trust preferred securities under this prospectus, you should read "Description of Trust Preferred Securities."

Subordination Provisions Relating to Subordinated Debt

    Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our "senior indebtedness," which is defined below.

    If

  •
  we default in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, and the default is continuing;

  •
  there is any other default in respect of our senior indebtedness which has occurred and is continuing which would permit the senior indebtedness to be accelerated;

  •
  there is any judicial proceeding pending regarding any default in respect of our senior indebtedness; or

  •
  the subordinated debt securities of the series are accelerated,

then, unless and until the event of default is cured or waived or ceases to exist, any acceleration is rescinded or annulled or any judicial proceeding is terminated, we cannot make any payment on account of or acquire the subordinated debt securities prior to the repayment in full of our outstanding senior indebtedness. Nevertheless, holders of subordinated debt securities may still receive and retain payments made:

  •
  from a trust of the type described in "—Discharge and Defeasance" below;

  •
  in our capital stock; or

  •
  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

    If there is any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of our creditors, marshalling of our assets and liabilities; or other similar proceeding, whether or not voluntary, relating to us, our creditors or our assets, then all senior indebtedness must be paid in full or otherwise provided for before any payment may be made to any holders of subordinated debt securities other than payments made

  •
  from a trust of the type described in "—Discharge and Defeasance" below;

  •
  in our capital stock; or

  •
  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

The subordinated debt securities indenture trustee and the holders of subordinated debt securities must return and deliver any payments of cash, property or securities received by them, other than any permitted payments described above, to the trustee or other paying agent for application to the payment of all senior indebtedness until all senior indebtedness is paid in full.

    Unless otherwise specified with respect to a series of subordinated debt securities issued under the subordinated debt securities indenture, "senior indebtedness" under the subordinated debt securities indenture means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder against the bankruptcy or any other insolvency estate of Disney) and any other amounts due on or in connection with any of the following indebtedness, incurred, assumed or guaranteed by us, whether or not outstanding on the date we issue any series of subordinated debt securities (including renewals, extensions and refundings of these obligations):

  (1)
  our obligations for borrowed money;

  (2)
  our obligations evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  our capital lease obligations;

  (4)
  all obligations of the type referred to in clauses (1) through (3) of other persons secured by a lien on any of our assets, whether or not we have assumed those obligations; and

  (5)
  all obligations of the type referred to in clauses (1) through (4) of other persons for the payment of which we are responsible or liable as obligor or guarantor.

    However, senior indebtedness does not include:

  (a)
  any indebtedness, including other series of debt securities issued under the subordinated debt securities indenture, created or evidenced by or outstanding pursuant to an instrument that expressly provides that the indebtedness is subordinated to any other indebtedness of ours, unless that indebtedness expressly provides that it will be senior to the subordinated debt securities of the series;

  (b)
  any indebtedness that by its terms states that it will not be senior in right of payment to the subordinated debt securities of the series; and

  (c)
  any indebtedness of ours to any of our affiliates or subsidiaries.

    The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

    We may issue senior subordinated debt securities under the subordinated debt securities indenture. In addition, in connection with any offering of trust preferred securities under this prospectus, we may issue junior subordinated debt securities. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

Consequences of Holding Company Status

    Our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Form, Exchange, Registration and Transfer

    The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "—Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

    Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities may not be issued in exchange for registered securities.

    Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

    In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

  •
  if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

  •
  if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

Covenants

    Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "—Mergers and Sales of Assets."

    For a description of covenants that may be applicable to junior subordinated debt securities issued in connection with an offering of trust preferred securities under this prospectus, you should read "Description of Trust Preferred Securities—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

Payment and Paying Agents

    Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

    Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by us from time to time, or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to the interest installment.

    Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities and as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to any limitations described in any applicable prospectus supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the applicable indenture, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of that series and any related coupons may be presented and surrendered for payment.

    All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

    The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

    Each indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a "default") or event of default shall have occurred or be continuing under the applicable indenture and (iii) we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the applicable indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

    Each indenture provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

    Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

  (a)
  default in payment of the principal of any debt security of the series;

  (b)
  default in payment of any interest on any debt security of the series when due, continuing for 30 days;

  (c)
  failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

  (d)
  specified events of bankruptcy or insolvency; and

  (e)
  any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

    The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

    The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless

  (a)
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (b)
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

  (c)
  the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

  (d)
  the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

  (e)
  the trustee has failed to comply with the request within the 60-day period.

    Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "—Modification and Waiver," below.

    Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

    The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

  •
  to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

  •
  to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

  •
  to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

  •
  to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

  •
  to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of the debt securities.

    Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

  •
  change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  •
  reduce the above-stated principal amount of outstanding debt securities of any series necessary to modify or amend the indenture;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

Discharge and Defeasance

    Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

    In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

  (a)
  be discharged from our obligations in respect of the debt securities of a series ("defeasance and discharge"), or

  (b)
  cease to comply with specified restrictive covenants ("covenant defeasance"), including those described under "—Mergers and Sales of Assets";

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

       (i) sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

      (ii) that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

    The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

    Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

    The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

    The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs

Applicable Law

    The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

    We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

    Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

    Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

  •
  whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

  •
  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

  •
  whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

  •
  whether the shares of the series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to the series; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

    Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

    Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

    Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

    The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

    No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

    No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

    Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

    The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

    Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

  •
  increase or decrease the aggregate number of authorized shares of that class;

  •
  increase or decrease the par value of the shares of that class; or

  •
  alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

    If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

    The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

    When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

    The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

    The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

    We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

    The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

    The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

    The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

    The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

    Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

    Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

    The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

    In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

    The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

    If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

    After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

    Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

    Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

    The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

    We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

    The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

    The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

    The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK

    We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

    Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

    Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

    Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of Disney then standing for election and holders of the remaining shares will not be able to elect any director.

Liquidation Rights

    Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

    Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

    All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

    We are the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

    General.  Certain provisions of our charter and the Delaware General Corporation Law (the "DGCL") could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and the DGCL.

    Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

    Business Combinations.  Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute; however, our charter does not contain a provision electing to "opt-out" of Section 203.

    Supermajority Requirements.  In addition to the requirements of Section 203 of the DGCL, our charter provides that the affirmative vote of four-fifths of our outstanding stock entitled to vote shall be required for:

  (1)
  any merger or consolidation to which we, or any of our subsidiaries, and an Interested Person (as defined below) are parties;

  (2)
  any sale or other disposition by us, or any of our subsidiaries, of all or substantially all of our or its assets to an interested person, as defined below;

  (3)
  any purchase or other acquisition by us, or any of our subsidiaries, of all or substantially all of the assets or stock of an interested person; and

  (4)
  any other transaction with an interested person which requires the approval of our stockholders under the DGCL.

However, the above will not apply to any transaction if (a) the transaction is authorized by a resolution of our Board of Directors, provided that a majority of the members of our Board of Directors voting for the approval of the transaction were duly elected and acting members of our Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom the transaction is proposed, became an interested person, or (b) the provision of a vote in excess of that required by the DGCL for the transaction violates the express provisions of the DGCL. An "interested person" is any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, 5% or more of any class of our voting securities.

    Special Meetings.  Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, or our President.

    Additional Authorized Shares of Capital Stock.  The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

    We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

    The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

    The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

    The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

  •
  the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

  •
  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

    Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New

York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

    Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

    Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

    We may offer one or more series of trust preferred securities either separately, or together with, or upon the conversion of or in exchange for, other securities. All of the trust common securities will be owned directly or indirectly by us. The trust preferred securities would be issued by one of the Disney Capital Trusts. The terms of the series of trust preferred securities will include those stated in the amended trust agreement entered into at the time the securities are issued and those made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act. We will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them.

    The proceeds from the sale of a series of trust preferred securities and any trust common securities will be used by the trust to purchase a series of our junior subordinated debt securities. The payment terms of the series of junior subordinated debt securities will mirror the terms of that series of trust preferred securities and any trust common securities. Each series of junior subordinated debt securities will be issued under our subordinated debt securities indenture. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below under "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

    The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and our payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between us and the trust will be the sole revenue of the trust. If we fail to make a payment on the series of junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

    Our guarantee, when taken together with our obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

    The following summary of selected provisions of the amended trust agreement, and the trust preferred securities, related guarantees and junior subordinated debt securities, is not complete. When we offer to sell a series of trust preferred securities, we will describe the material additional terms of the series in the applicable prospectus supplement. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. In addition, you should review the forms of amended trust agreement, guarantee, subordinated debt securities indenture, agreement as to expenses and liabilities and certificate evidencing the trust preferred securities, which forms have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of these documents, see "Where You Can Find More Information" in this prospectus. The following summary and any description of trust preferred securities and related matters in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of these documents, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "Disney," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries. References to "trust securities" below include trust preferred securities and trust common securities (all of which, with respect to any trust, will be directly or indirectly owned by us), collectively.

General

    Each trust may issue only one series of trust preferred securities and one series of trust common securities, and will use the proceeds from the sale of a series of trust preferred securities and trust common securities to purchase our junior subordinated debt securities. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below. The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including, where applicable:

  •
  the title of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  any limit on the aggregate liquidation amount of the trust preferred securities;

  •
  whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form, and if so, the initial depositary with respect to the temporary or permanent global debt security and whether and the circumstances under which beneficial owners of interests in any the temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

  •
  the price or prices at which the trust preferred securities will be issued;

  •
  the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

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  the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record date for the payment of such interest;

  •
  the regular payment date or dates on which distributions on the trust preferred securities will be payable and the regular record dates for the distributions payable on the trust preferred securities;

  •
  the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable and the place or places where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the trust preferred securities may be served on us;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

  •
  whether the trust preferred securities are convertible or exchangeable into our common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  the terms and conditions, if any, upon which the junior subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

  •
  any securities exchange on which the trust preferred securities will be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

    The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

    Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "—Description of the Guarantees" below.

    Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

    We will have the right under the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below for more information on our right to defer interest payments.

Mandatory Redemption

    The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement and may also be redeemed at any time, in whole although not in part, in certain circumstances upon the occurrence of a tax event or an investment company event as described under "—Special Event Redemption" below.

    Upon maturity of the junior subordinated debt securities, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, either at our option or pursuant to a tax event or investment company event, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

    Both a tax event and an investment company act event constitute special events for purposes of the redemption provisions described above.

    A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or written administrative or judicial decision, interpretation or application of these laws and regulations, there is more than an insubstantial risk that:

  •
  the trust is or within 90 days would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities;

  •
  interest payable to the trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes; or

  •
  the trust is or within 90 days would be subject to a more than a de minimis amount of other taxes, duties or other governmental charges.

    An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written administrative or judicial decision, interpretation or application of these laws and regulations, the trust is or will be considered an investment company required to be registered under the Investment Company Act.

Redemption Procedures

    A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

    If (1) a trust gives a notice of redemption of trust securities (which notice may not be conditional) and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

    Once notice of redemption is given, distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus accumulated distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

    We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

    The terms on which the trust preferred securities or related junior subordinated debt securities will be convertible into or exchangeable for our common stock or other securities will be set forth in the applicable prospectus supplement. Those terms, if applicable, will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of our common stock or other securities to be received by the holders of trust preferred securities or related junior subordinated debt securities would be subject to adjustment.

Dissolution

    Each amended trust agreement will state that the trust will be dissolved:

  •
  upon our bankruptcy;

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  upon the filing of a certificate of dissolution or its equivalent with respect to us;

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  upon obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

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  90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

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  upon entry of a court order for the dissolution of us or the trust;

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  upon the redemption of all of the trust securities;

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  upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities; or

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  if prior to the issuance of the trust securities, when we and the administrative trustees have consented to dissolution of the trust.

In the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

  •
  cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

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  junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

    If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Distribution of Junior Subordinated Debt Securities

    We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of junior subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Trust Enforcement Events

    Upon the occurrence of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities to be immediately due and payable. A trust enforcement event under the amended trust agreement also will be an event of default under the subordinated debt securities indenture. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

    Under the amended trust agreement, until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated debt securities indenture as it relates to the junior subordinated debt securities. In the event that any trust enforcement event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, the holder of trust common securities has agreed that the waiver also constitutes a waiver of the trust enforcement event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holder of trust common securities.

    Each amended trust agreement will provide that we and the administrative trustees shall deliver to the property trustee within 120 days after the end of each of our fiscal years a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement during the last fiscal year.

    If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law and, subject to the terms of the amended trust agreement and the subordinated debt securities indenture, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust enforcement event occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See "—Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held By The Trust" below.

Removal and Replacement of Trustees

    Once trust securities have been issued, the number of trustees may be increased or decreased by a majority in liquidation amount of the trust common securities and only the holder of trust common securities has the right to remove or replace the trustees of the trust, except that while an event of default in respect of the junior subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any property or Delaware trustee and the appointment of a successor property or Delaware trustee will be effective only on the acceptance of appointment by the successor property or Delaware trustee in accordance with the provisions of the amended trust agreement. The resignation of an administrative trustee is effective upon delivery of notice of resignation.

Mergers and Sales of Assets

    A trust may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other trust entity (each, a merger event), except as described below. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

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  the successor entity either (1) assumes all of the obligations of the trust relating to its trust securities or (2) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

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  we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities;

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  the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

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  the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

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  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

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  the successor entity has a purpose identical to that of the trust;

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  prior to the merger event, we have received an opinion of counsel stating that (1) the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, (2) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and (3) following the merger event the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

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  we directly or indirectly own all of the trust common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

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  the successor entity assumes all of the obligations of the trust with respect to the trustees.

    In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of tax counsel, the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes and would cause the holders of the trust securities not to be treated as owning an undivided interest in the junior subordinated debt securities.

Voting Rights; Amendment of Amended Trust Agreement

    The holders of trust securities have no voting rights except as discussed under "—Removal and Replacement of Trustees" and "—Mergers and Sales of Assets" above and "—Description of the Guarantees" below and as otherwise required by law and the amended trust agreement.

    The amended trust agreement may be amended if approved by us, a majority of the administrative trustees of the trust, the property trustee and, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware trustee, the Delaware trustee. However, if any proposed amendment provides for:

  •
  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise; or

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  the dissolution, winding-up or termination of the trust other than under the terms of its amended trust agreement;

then the holders of the trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by at least a majority in liquidation amount of the trust securities affected by the amendment. However, if any proposed amendment would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment.

    In addition, if any proposed amendment provides for:

  •
  any action that would change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date; or

  •
  any action that would restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date;

then the holders of trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by each holder of trust securities affected by the amendment.

    No amendment may be made to an amended trust agreement if that amendment would:

  •
  cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  •
  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

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  cause the trust to be deemed to be an investment company which is required to be registered under the Investment Company Act.

    As described in the form of amended trust agreement, the administrative trustees may hold a meeting to have holders of trust securities vote on an amendment or have them approve an amendment by written consent.

    If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

  •
  we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

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  any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

    The holders of a majority of the total liquidation amount of each of the trust preferred securities and the trust common securities have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

  •
  direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities, to

  •
  exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

  •
  consent to any amendment or modification of the subordinated indenture with respect to the junior subordinated debt securities; or

  •
  waive any event of default under the subordinated debt securities indenture that is waivable.

    However, the holders of a majority of the total liquidation amount of the trust common securities can exercise the foregoing rights only after all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of tax counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in junior subordinated debt securities.

Information Concerning the Property Trustee

    For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, and/or one or more of its affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

    The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent man would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Administrative Trustees

    Initially, there will be three administrative trustees of each trust. The administrative trustees may be officers or employees of Disney or entities affiliated with us. The administrative trustees are authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that:

  •
  will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

  •
  will cause it to be classified as a grantor trust for United States federal income tax purposes; and

  •
  will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

    The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

    We will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

    We will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

    The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

  •
  the redemption price for any trust preferred securities that the trust calls for redemption, including all accumulated and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

  •
  upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

  •
  the sum of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

    We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

    Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

    If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

    Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  •
  equal in priority with the junior subordinated debt securities that we may issue and similar guarantees; and

  •
  senior to our common stock.

    Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

    The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments

    We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority of the outstanding trust preferred securities to which the guarantee relates.

Termination

    The guarantee will terminate and be of no further effect when:

  •
  the redemption price of the trust preferred securities to which it relates is fully paid;

  •
  we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

  •
  the amounts payable upon liquidation of the related trust are fully paid.

    Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Certain Covenants

    We will covenant that, so long as any trust preferred securities remain outstanding, if we have given notice of our election to defer payments of interest on the junior subordinated debt securities or if there is an event of default under the guarantee or the subordinated debt securities indenture with respect to the junior subordinated debt securities (or any event of which we have knowledge that with the giving of notice or lapse of time or both would constitute an event of default under the subordinated debt securities indenture with respect to the junior subordinated debt securities and which we have not taken responsible steps to cure):

  •
  we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

  •
  we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

We may, however, make the following types of distributions:

  •
  dividends paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan, the issuance of capital stock under any such plan or the redemption or repurchase of any rights pursuant to such plan;

  •
  payments under a guarantee to a trust holding junior subordinated debt securities of the same series;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

    Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors, including the trust, as holder of the guarantee and the junior subordinated debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation. See "Description of Debt Securities—Consequences of Holding Company Status."

Events of Default

    An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

    The holders of a majority of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

    The guarantee trustee, and/or one or more of its affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

    The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Applicable Law

    The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

    We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

    The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under the subordinated debt securities indenture relating to that series of junior subordinated debt securities. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below.

    Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

    If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

    The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement and as set forth in the subordinated debt securities indenture, to all of our senior indebtedness. For purposes of the junior subordinated debt securities, senior indebtedness shall include those obligations described as senior indebtedness for purposes of the subordinated debt securities under "Description of Debt Securities—Subordination Provisions Relating to Subordinated Debt" above, as well as all principal, premium, if any, and interest in respect of subordinated debt securities issued under the subordinated debt securities indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, junior subordinated debt securities.

    The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

Optional Redemption

    To the extent described in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 nor more than 60 days' notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

    We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of the extension period (or periods), we will pay all interest then accrued and unpaid, together with interest on the deferred amount as provided in the applicable prospectus supplement, to the extent permitted by applicable law.

    During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. In addition, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the junior subordinated debt securities or make any guarantee payments on any such debt securities of our subsidiaries. We may, however, make the following types of distributions:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

    Prior to the termination of any extension period for a series of junior subordinated debt securities, we may further defer payments of interest on the junior subordinated debt securities by extending the interest payment period, provided that the extension period together with all previous and further extensions thereof for the series of junior subordinated debt securities may not extend beyond five consecutive years or extend beyond the maturity of the series. Upon the termination of any extension period, and the payment of all accrued and unpaid interest on the junior subordinated debt securities then due, we may select a new extension period for the series of junior subordinated debt securities, subject to the above requirements. No interest on a series of junior subordinated debt securities during an extension period, except at the end thereof, will be due and payable.

    If the property trustee is the sole holder of the junior subordinated debt securities, we will give the property trustee notice of the selection of an extension period for such series of junior subordinated debt securities one business day prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date a trust is required to give notice to the applicable self-regulatory organization or to holders of the trust preferred securities on the record date or the date the distribution is payable, but in any event not less than one business day prior to such record date.

The administrative trustees shall give notice of the selection of an extension period to the holders of trust preferred securities. If the property trustee is not the sole holder of a series of junior subordinated debt securities, we will give the holders of such junior subordinated debt securities notice of the selection of an extension period ten business days prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date we are required to give notice to the applicable self-regulatory organization or to holders of the subordinated debt securities, but in any event at least two business days before such record date.

    We have no present intention to defer interest payments.

Certain Covenants

    The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

  •
  maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

  •
  pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

    If there has occurred any event of default, then we may not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of interest, principal or premium, on or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

    The preceding sentence, however, shall not restrict:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or

  •
  the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged.

    The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not merge or consolidate with another corporation or sell or lease all or substantially all of our assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

  •
  either (1) we are the continuing corporation or (2) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees;

  •
  immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the subordinated debt securities indenture as it relates to the junior subordinated debt securities; and

  •
  the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

    If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Disney Capital Trust, then:

  •
  if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

  •
  if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

    In addition to the events of default described under "Description of Debt Securities—Events of Default," the voluntary or involuntary dissolution, winding up or termination of a Disney Capital Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with:

  •
  the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust;

  •
  the redemption of all outstanding trust securities of such trust; or

  •
  certain mergers or consolidations permitted by the amended trust agreement.

    Holders of a majority in principal amount of junior subordinated debt securities of any series or the majority in liquidation amount of the trust preferred securities of a trust or of the trust common securities of a trust may waive any past default will respect to such securities, except a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a junior subordinated debt security of the affected series or the affected trust preferred securities or trust common securities. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

    To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Disney Capital Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

  •
  our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

  •
  our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

    The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See "—Trust Enforcement Events."

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

    We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "—Description of the Guarantees." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

    As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

  •
  the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

  •
  each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

    If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

DESCRIPTION OF PURCHASE CONTRACTS

    We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

    The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

    We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

    Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

    We and, in the case of trust preferred securities, a Disney Capital Trust may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and, in the case of trust preferred securities, a Disney Capital Trust, also reserve the right to sell securities directly to investors on our own or its behalf in those jurisdictions where we are, or it is, authorized to do so.

    Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We and, in the case of trust preferred securities, a Disney Capital Trust also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us or a Disney Capital Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or, in the case of trust preferred securities, a Disney Capital Trust, may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

    Any underwriting compensation paid by us or by a Disney Capital Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and, in the case of trust preferred securities, a Disney Capital Trust to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and, in the case of trust preferred securities, a Disney Capital Trust for certain expenses.

    In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

    These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

    If so indicated in an applicable prospectus supplement, we and/or a Disney Capital Trust may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a Disney Capital Trust.

    The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us and/or a Disney Capital Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and/or a Disney Capital Trust to indemnification by us against certain liabilities, including liabilities under the Securities Act.

    The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

    One or more of the underwriters, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act (File No. 1-11605) and we therefore file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

    This prospectus constitutes part of a registration statement on Form S-3 that we and the Disney Capital Trusts filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

    Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

    We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

  (a)
  Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as amended in Amendment No. 1 thereto on Form 10 K/A filed on June 28, 2001;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

  (c)
  Current Reports on Form 8-K, filed on January 30, 2001 and April 23, 2001; and

  (d)
  Registration Statement on Form 8-A, filed on November 17, 1999.

    We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the securities made hereby (other than information in such documents that is deemed not to be filed).

    We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Vice President and Secretary; telephone number (818) 560-1000. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

    Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York. Sidley Austin Brown & Wood LLP, Los Angeles, California, will act as counsel for any agents or underwriters. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass on certain matters for us with respect to the trust preferred securities.

EXPERTS

    The consolidated financial statements of The Walt Disney Company and its subsidiaries incorporated in this prospectus and the related Registration Statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Infoseek Corporation incorporated by reference in this prospectus and the related registration statement from the Form 10-K, as amended, of The Walt Disney Company for the year ended September 30, 2000 have been audited by Ernst & Young LLP, independent accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses other than the Securities and Exchange Commission filing fees are estimated.

SEC registration fee	$1,606,750
Accountants' fees and expenses	30,000
Legal fees and expenses	90,000
Printing and engraving expenses	75,000
Rating agencies' fees	750,000
Trustee's and registrar's fees and expenses	35,000
Miscellaneous	63,250

Total:	$2,650,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Restated Certificate of Incorporation and Bylaws, as amended to date, provide that the Registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such director or officer, at the request of the Registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

    Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    The Registrant's Restated Certificate of Incorporation and Bylaws further provide that (i) Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Registrant or is serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) Registrant may create a trust fund, grant a

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security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

    Registrant maintains an officer's and director's liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

    Registrant has also entered into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of Registrant which is not approved by the Board of Directors of Registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require Registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy Registrant's indemnification obligations under the Indemnification Agreements.

    The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement with respect to Debt Securities (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
*1.2	Form of Underwriting Agreement with respect to Preferred Stock.
*1.3	Form of Underwriting Agreement with respect to Common Stock.
*1.4	Form of Underwriting Agreement with respect to Warrants.
*1.5	Form of Underwriting Agreement with respect to Trust Preferred Securities.
*1.6	Form of Underwriting Agreement with respect to Purchase Contracts.
*1.7	Form of Underwriting Agreement with respect to Units.
1.8	Form of Distribution Agreement with respect to Debt Securities (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
4.1
Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Annex C to the Joint Proxy Statement/Prospectus included in Disney's Registration Statement on Form S-4 (No. 333-88105)).

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4.2	Bylaws of Registrant (incorporated by reference from Exhibit 3 of Disney's Form 10-Q for the period ended March 30, 2000).
4.3	Form of Senior Debt Securities Indenture.
*4.4	Form of Senior Debt Securities.
4.5	Form of Subordinated Debt Securities Indenture.
*4.6	Form of Subordinated Debt Securities.
*4.7	Form of Warrant Agreement (including form of Warrant Certificate).
*4.8	Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.
*4.9	Form of Unit Agreement (including form of Unit Certificate).
4.10	Form of Deposit Agreement (including form of Depositary Receipts) (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
4.11	Specimen Common Stock Certificate (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
*4.12	Certificate of Designation of Preferred Stock.
*4.13	Form of Preferred Stock Certificate.
4.14	Certificate of Trust of Disney Capital Trust I.
4.15	Trust Agreement of Disney Capital Trust I.
4.16	Certificate of Trust of Disney Capital Trust II.
4.17	Trust Agreement of Disney Capital Trust II.
4.18	Certificate of Trust of Disney Capital Trust III.
4.19	Trust Agreement of Disney Capital Trust III.
4.20	Form of Amended and Restated Trust Agreement of the Disney Capital Trusts relating to Trust Preferred Securities.
4.21	Form of Trust Preferred Security (included in Exhibit 4.20).
4.22	Form of Guarantee Agreement of The Walt Disney Company relating to Trust Preferred Securities.
4.23	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities.
5.1	Opinion of Dewey Ballantine LLP.
5.2	Opinion of Richards, Layton & Finger, P.A., Delaware Counsel.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Dewey Ballantine LLP (included in their opinion filed as Exhibit 5.1).
23.2	Consent of Richards, Layton & Finger, P.A. (included in their opinion filed as Exhibit 5.2).
23.3	Consent of Independent Accountants (PricewaterhouseCoopers LLP).
23.4	Consent of Independent Auditors (Ernst & Young LLP).

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24	Powers of Attorney (included on the signature page hereto).
**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture.
**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.
**25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Guarantee Agreement of The Walt Disney Company relating to Trust Preferred Securities.
**25.4
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Amended and Restated Trust Agreement of the Disney Capital Trusts relating to Trust Preferred Securities.

*
To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

**
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.  UNDERTAKINGS

  (a)
  The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

    (i)
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of August, 2001.

THE WALT DISNEY COMPANY
By:	/s/ MICHAEL D. EISNER Michael D. Eisner Chairman and Chief Executive Officer

POWER OF ATTORNEY

    We, the undersigned directors and officers of The Walt Disney Company, do hereby severally constitute and appoint Robert A. Iger, Thomas O. Staggs, Christine M. McCarthy and David K. Thompson, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. EISNER (Michael D. Eisner)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 17, 2001
/s/ ROY E. DISNEY (Roy E. Disney)	Vice Chairman of the Board	August 17, 2001
/s/ ROBERT A. IGER (Robert A. Iger)	President and Chief Operating Officer and Director	August 17, 2001
/s/ THOMAS O. STAGGS (Thomas O. Staggs)	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2001

II–6

/s/ REVETA F. BOWERS (Reveta F. Bowers)	Director	August 17, 2001
/s/ JOHN E. BRYSON (John E. Bryson)	Director	August 17, 2001
/s/ JUDITH L. ESTRIN (Judith L. Estrin)	Director	August 17, 2001
/s/ STANLEY P. GOLD (Stanley P. Gold)	Director	August 17, 2001
/s/ MONICA C. LOZANO (Monica C. Lozano)	Director	August 17, 2001
/s/ GEORGE J. MITCHELL (George J. Mitchell)	Director	August 17, 2001
/s/ THOMAS S. MURPHY (Thomas S. Murphy)	Director	August 17, 2001
/s/ LEO J. O'DONOVAN, S.J. (Leo J. O'Donovan, S.J.)	Director	August 17, 2001
/s/ SIDNEY POITIER (Sidney Poitier)	Director	August 17, 2001
/s/ ROBERT A.M. STERN (Robert A.M. Stern)	Director	August 17, 2001
/s/ ANDREA L. VAN DE KAMP (Andrea L. Van de Kamp)	Director	August 17, 2001
/s/ RAYMOND L. WATSON (Raymond L. Watson)	Director	August 17, 2001
/s/ GARY L. WILSON (Gary L. Wilson)	Director	August 17, 2001

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    Pursuant to the requirement of the Securities Act of 1933, Disney Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of August, 2001.

DISNEY CAPITAL TRUST I
BY THE WALT DISNEY COMPANY, AS SPONSOR
By:	/s/ THOMAS O. STAGGS Thomas O. Staggs Senior Executive Vice President and Chief Financial Officer

    Pursuant to the requirement of the Securities Act of 1933, Disney Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of August, 2001.

DISNEY CAPITAL TRUST II
BY THE WALT DISNEY COMPANY, AS SPONSOR
By:	/s/ THOMAS O. STAGGS Thomas O. Staggs Senior Executive Vice President and Chief Financial Officer

    Pursuant to the requirement of the Securities Act of 1933, Disney Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of August, 2001.

DISNEY CAPITAL TRUST III
BY THE WALT DISNEY COMPANY, AS SPONSOR
By:	/s/ THOMAS O. STAGGS Thomas O. Staggs Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement with respect to Debt Securities (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
*1.2	Form of Underwriting Agreement with respect to Preferred Stock.
*1.3	Form of Underwriting Agreement with respect to Common Stock.
*1.4	Form of Underwriting Agreement with respect to Warrants.
*1.5	Form of Underwriting Agreement with respect to Trust Preferred Securities.
*1.6	Form of Underwriting Agreement with respect to Purchase Contracts.
*1.7	Form of Underwriting Agreement with respect to Units.
1.8	Form of Distribution Agreement with respect to Debt Securities (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
4.1
Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference from Annex C to the Joint Proxy Statement/Prospectus included in Disney's Registration Statement on Form S-4 (No. 333-88105)).
4.2	Bylaws of Registrant (incorporated by reference from Exhibit 3 of Disney's Form 10-Q for the period ended March 30, 2000).
4.3	Form of Senior Debt Securities Indenture.
*4.4	Form of Senior Debt Securities.
4.5	Form of Subordinated Debt Securities Indenture.
*4.6	Form of Subordinated Debt Securities.
*4.7	Form of Warrant Agreement (including form of Warrant Certificate).
*4.8	Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.
*4.9	Form of Unit Agreement (including form of Unit Certificate).
4.10	Form of Deposit Agreement (including form of Depositary Receipts) (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
4.11	Specimen Common Stock Certificate (incorporated by reference from Disney's Registration Statement on Form S-3 (No. 333-52659)).
*4.12	Certificate of Designation of Preferred Stock.

*4.13	Form of Preferred Stock Certificate.
4.14	Certificate of Trust of Disney Capital Trust I.
4.15	Trust Agreement of Disney Capital Trust I.
4.16	Certificate of Trust of Disney Capital Trust II.
4.17	Trust Agreement of Disney Capital Trust II.
4.18	Certificate of Trust of Disney Capital Trust III.
4.19	Trust Agreement of Disney Capital Trust III.
4.20	Form of Amended and Restated Trust Agreement of the Disney Capital Trusts relating to Trust Preferred Securities.
4.21	Form of Trust Preferred Security (included in Exhibit 4.20).
4.22	Form of Guarantee Agreement of The Walt Disney Company relating to Trust Preferred Securities.
4.23	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities.
5.1	Opinion of Dewey Ballantine LLP.
5.2	Opinion of Richards, Layton & Finger, P.A., Delaware Counsel.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Dewey Ballantine LLP (included in their opinion filed as Exhibit 5.1).
23.2	Consent of Richards, Layton & Finger, P.A. (included in their opinion filed as Exhibit 5.2).
23.3	Consent of Independent Accountants (PricewaterhouseCoopers LLP).
23.4	Consent of Independent Auditors (Ernst & Young LLP).
24	Powers of Attorney (included on the signature page hereto).
**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture.
**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.
**25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Guarantee Agreement of The Walt Disney Company relating to Trust Preferred Securities.
**25.4
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Amended and Restated Trust Agreement of the Disney Capital Trusts relating to Trust Preferred Securities.

*
To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a Current Report on Form 8-K.

**
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

QuickLinks

TABLE OF CONTENTS
OUR COMPANY
THE DISNEY CAPITAL TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
GENERAL DESCRIPTION OF SECURITIES THAT WE OR THE TRUSTS MAY SELL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX